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Sunnoo

Sunnoo's patented technology brings hyper-innovative, efficient, solar EV charging units that operate independent of the grid, & engineered for rapid deployment. Faster, American-made, renewable, reliable solutions that solve accessibility & infrastructure challenges to empower energy independence.


sunnoo

Invest

$99 minimum investment

DEADLINE: December 12, 2024

in 10 days

SHARE PRICE

$1

TOTAL RAISED ON NETCAPITAL

$142,754

TOTAL RAISED THIS ROUND

$142,754

VALUATION THIS ROUND

$8,975,000

Reg CF offering provided by Netcapital Funding Portal Inc.

Pitch Updates Discussion

SUNNOO IS LEADING THE CHARGE

Sunnoo's solar EV charging solution is designed to liberate electric vehicle users from grid dependence, ensuring accessible charging wherever their journeys take them. Engineered for rapid deployment with streamlined components, our solution provides unmatched reliability, providing the most accessible charging option precisely when and where it's needed.

Sunnoo Key Facts

- Our innovative, mobile. solar EV charging unit utilizes Level 2 charging technology and advanced power storage
- 10-12% more efficient than anything on the market
- Ready for use in minutes upon delivery – not hours or days!

SUCCESS TO DATE

Over the last several years, the Sunnoo team has worked to develop an innovative grid-independent, charging solution that sets a new bar for solar, electric vehicle charging. Some of our early successes and milestones to date include:

- **Patent granted** on novel dual axis, single motor solar tracker that dramatically reduces parts count improving cost and reliability
- **Department of Energy grant**
- Personal investment of **over $400,000 from company founders** – that's how much we believe in what we've created
- **Pilot manufacturing facility established** in Las Cruces, New Mexico in June 2024, first fully functional unit is planned to be installed by end of the year.
- Well seasoned **advisory board secured** and in place since mid-2024.
- **We competed on Amazon Prime's entrepreneurship show, The Blox** and are planning on being featured in the fall 2024 season.
- Significant early partnership **interest from municipalities and government** organizations
- **Partnerships with Sandia National Laboratories, New Mexico Economic Development** department and local universities leveraged to validate solar tracker function and energy harvest.

THE PROBLEMS SUNNOO SOLVES

1. **EV infrastructure buildout is too slow**
   – High risk of not meeting projected need of 500,000 charging stations by 2030
   – Range anxiety is slowing EV adoption
2. **It is extremely expensive and painfully slow to install grid connected EV charging infrastructure**
   – Site work and permitting significantly delays many installs
   – Underground construction costs often delays or cancel installs
3. **Reliable, grid independent EV charging alternatives are needed**
   – The grid is simply unavailable in some geographies
   – The grid is overtaxed in certain areas and grid modernization is too slow
   – Grid tied chargers are reliant on the fossil fuel driven grid to power the sustainable EV market

SOLUTION

Sunnoo's dual axis EV charger installs in minutes, virtually eliminates all permitting and interconnect concerns

Peace of mind, your EV(s) can get energy even when the grid is not available.

Harvest more energy through our patented tracker combined with bifacial panels equating to 10-12% more energy than our closest competitor


sunnoo
Leading the Charge.
sunnoo

Specifications

- **Solar Array Power Production:** 5kw, dual axis tracking with bifacial panels
- **Battery Storage:** 24, 48, 96kWh battery
- **Maximum Daily Range:** 350+ electric miles (dependent on zone and other factors)
- **EV Charge plug:** level 2 plug NACS/J1772 (Tesla plug standard)
- **Emergency power option:** 240VAC and 2x120VAC GFI outlets

- **Trickle charge from grid**
- **User Interface:** Touch screen / Mobile App Data Monitoring

BUSINESS MODEL

Sunnoo's business model is hardware product focused with long term opportunities for both services and SaaS revenue.

At launch, we aim to focus on delivering our EV charger solution to municipalities and institutions in our service network.

Sunnoo plans to fabricate and assemble EV chargers at its Las Cruces, NM facility. Once sufficient volume (50-60 units) has been established, Sunnoo plans to transition to a contract manufacturing model. During the early stage, design, sub-assemblies, and final assembly practices and bill of materials can be optimized for contract manufacture.

Our subscription-based Power Output Monitoring Platform may provide customers and partners with operational and performance data. Partners can use the platform to monitor and maintain their fleet(s) of Sunnoo chargers. The on-unit, LED display may also present a revenue generating opportunity in the form of out-of-home advertising/sponsorships.

Sunnoo intends to leverage its extensive network of solar industry installers and O&M providers as part of the service strategy.


sunnoo
HARDWARE
Grid-Independent Chargers (initial go-to-market)
Sun-Tracking Hardware (turret)
Adaptive Power/Micro Grid (military and disaster relief)
SaaS
Data & Analytics (sale of weather tracking and power production data & insights)
Out of Home Advertising (LED screen advertising at each charge point)
SERVICE
Delivery & Installation
Maintenance (future strategic partnership)
Parts (future strategic partnership)

MARKET

The Biden-Harris administration set aside $623 million in grants to help build out the electric vehicle charging network across the U.S. The White House goal is to grow the nationwide network of publicly available chargers to 500,000, by 2030 - no more than 50 miles (80 km) apart - on the nation's busiest highways and interstates. Sunnoo's solution is an ideal solution for hard to reach rest areas, parking lots, and remote stretches of highway.

The Opportunities Sunnoo Presents:

By 2030, nearly 30 million charging ports are forecasted by NREL to be needed to support the number of EV's that may be on the road. Charging ports can be broken down into multiple types per NREL's graphic below.



2030 National EV Charging Network Size
Each ● represents 50,000 charging ports
Estimated Number of EV Charging Ports Needed to Support 33 Million EVs (Total of 28 Million Ports)
25,700,000 ports
570,000 ports
490,000 ports
1,070,000 ports
182,000 ports
Private L1/L2 access at single family home
Private L2 access at multifamily home
Private L2 access at workplace
Public L2 access at multiple locations
Public DC Fast access at multiple locations

NREL

Sunnoo's solution accesses Private and Public L2 markets (~2M ports by 2030)

- NREL forecasts the overall EV charger market to **exceed $100B by 2028**
- IDTechEX a market research firm forecasts the off-grid EV charging market to **hit $16B by 2034**
- Based on conservative estimates, the total available market to Sunnoo **exceeds $500M**

We believe Sunnoo is the ideal solution to address EV charging infrastructure challenges in difficult to reach geographies, and we estimate that our solution is perfectly suited to address up to 10% of charging needs required by the US government.

PRESS

Sunnoo was a featured competitor on the largest competition reality TV show for startups, The Blox, and is planned to be featured on the winter 2025 season on major streaming services.


AS SEEN ON "THE BLOX"
SEASON 17
THE BLOX
THE LARGEST COMPETITION TV SHOW ON THE PLANET FOR STARTUPS.

TEAM



Martin Gero
Founder and CTO

Martin Gero, Founder and CTO, has decades of experience in sustainable technology. He has worked on global projects with BP's renewables division, Green Gas Partners, Global Organics, NWR Biodiesel, and nonprofits like B.U.S.S. (Biodiesel for U.S. schools). R&D, engineering, product development and business development are focus areas.



Seth McNally
CEO

Seth McNally, CEO, has decades of experience in promotions and operations. He has worked with organizations like NIVA, Live Nation, Northlands Live LLC and BOCH Center. Operations, team coordination, partnership building and business development are focus areas.



Chris Langathianos
CMO

Chris Langathianos, CMO, is Global Vice President of Brand Strategy at Brandigo, with offices in Boston and Shanghai. An expert in B2B and B2C brand development Chris has worked with brands like Schneider Electric, GE, Fuji, Science, Harvard Business Publishing, and Nature. Market research, branding, marketing and business development are focus areas.

Additionally, we have built an extraordinary – and active – advisory board of industry leaders who help guide leadership while filling gaps to create a powerful team of passionate innovators.

sunnoo

Advisors Bringing The Good Energy

Our Experienced Advisory Board

The leadership team at Sunnoo has focused on filling knowledge gaps by assembling a best-in-class Advisory Board that is made of leaders of industry in renewable energy, engineering, and fundraising.



Christoph Heinzer
Advisor, Strategic Partnerships / Sales Strategy

Christoph brings more than 15 years of experience in the solar industry, having designed, developed, installed, and engineered solar and battery systems before focusing on power conversion. He co-founded Charge Theory, an EV infrastructure development and charging as a service business, then sold to Mobility House in 2022. Christoph has a unique perspective from navigating his own startup, fluent in areas such as fundraising, engineering, sales and market strategy.



Mesa Scharf
Advisor, Product/ Customer Success

Mesa brings over 25 years of experience in the alternative energy industry. At Also Energy, he led all aspects of product function including vision, strategy, road-mapping, design, and execution. At Advanced Energy, he helped design, control and monitor some of the largest solar plants in North America, as well as leading DOE grant programs with more than $5M in funding. Mesa will lend his deep knowledge of product development, project management, and grant writing to the team.



Daniela Messina
Advisor, Investor Strategy

Daniela is Founder and President of Portside Capital Solutions. She is an accomplished attorney and executive with a background in private equity, government, politics, investor relations, and business development. Daniela will advise in all areas of fundraising, both in preparedness as well as a connector to investment groups.



Don Bowen
Advisor, EV Charging Infrastructure Strategy

Don brings over 25 years of experience in civil engineering, alternative energy and the advancement of vehicle electrification. As a co-founder of Meridian Associates, he spearheaded the company's growth strategy. As founder of Cadence Development, he has continued to support large scale battery storage / solar as well as expansion of EV charging infrastructure. Don has extensive experience with operations, management, and business development.

INVESTOR INVITATION

We are paving a way to more accessible EV charging, regardless of location or access to grid tied solutions. Our solution aims to:

- Build new, state-of-the-art EV charging infrastructure
- Diversify the traditional grid-tied EV charging market by ensuring emergency preparedness and charging in hard to grid-connect places.
- Be an active solution to help mitigate range anxiety and accelerate EV adoption
- Beat competitive solutions on the market for efficiency, convenience, and price
- We plan to create new, good-paying, domestic jobs by manufacturing our units in America (New Mexico)
- Once up and running, we plan to donate a unit to an area in need for every hundred units sold (i.e. areas hit by natural disasters, areas without access to electricity, etc.).
- We want to remove politics from sustainable, solar solutions

USE OF PROCEEDS

If the offering's maximum amount of $1,000,000 is raised:

Use	Value	% of Proceeds
Product Development	$250,000	25.0%
Skilled Labor	$150,000	15.0%
3rd Party Testing & Certification	$100,000	10.0%
Facility Ops, Equipment, Services	$275,000	27.5%
Marketing	$125,000	12.5%
Legal	$51,000	5.1%
Intermediary fees	$49,000	4.9%

TERMS

This number includes all funds raised by the Company in this round on Netcapital. This is an offering of Common Stock, under registration exemption 4(a)(6), in Sunnoo, Inc dba Sunnoo . This offering must reach its target of at least $10,000 by its offering deadline of December 12, 2024 at 11:59pm ET. If this offering does not reach its *target* by the offering deadline, then your money will be refunded.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

9,975,000 shares
× $1 per share

$9,975,000 implied valuation

FINANCIALS

Sunnoo 's official name is Sunnoo, Inc, so that's the name that appears in the statements below.

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

We're also required to share links to each of the SEC filings related to this offering with investors.

- Form C on October 18, 2024
- Form C/A on October 18, 2024
- Form C/A on October 28, 2024
- Form C/A on November 14, 2024
- Form C/A on November 25, 2024

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- LinkedIn
- Facebook

UPDATES

Nov 25, 2024	Filed Form C/A
Nov 14, 2024	Filed Form C/A
Nov 13, 2024	Our pilot unit is just about complete!!! The...
Oct 28, 2024	Filed Form C/A
Oct 18, 2024	Primary offering of 1,000,000 shares at $1
Oct 18, 2024	Filed Form C/A
Oct 18, 2024	Filed Form C

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